SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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ASGI AURORA OPPORTUNITIES FUND, LLC (Name of Registrant as Specified In Its Charter)

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ASGI AURORA OPPORTUNITIES FUND, LLC
401 SOUTH TRYON STREET
5TH FLOOR
MAC D1050-052
CHARLOTTE, NC 28202

July 25, 2012

Dear Member:

On behalf of the Board of Managers (the “Board”) of ASGI Aurora Opportunities Fund, LLC (the “Fund”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), enclosed please find an Information Statement relating to certain changes to the Fund’s advisory and subadvisory compensation arrangements and the Fund’s federal income tax treatment.  Specifically, the 10% performance allocation will be eliminated, in its place the management fee will be increased to 1.25% from its current annual rate of 1.00%, and the tax status of the Fund will change from a partnership to a “regulated investment company” (i.e., a corporation or “RIC”) relying on Subchapter M of the Internal Revenue Code of 1986, as amended, which will have the effect of allowing investors to receive a Form 1099 rather than a Schedule K-1.  The changes require amendments to the Fund’s advisory agreement, subadvisory agreement and limited liability company agreement, which are anticipated to take effect as of the later of January 1, 2013 or the date as of which the Fund elects to be treated as a corporation and as a RIC for federal income tax purposes (collectively, the “Amendments”).

Approval of the Amendments relating to changes in advisory and subadvisory compensation would ordinarily require a proxy statement soliciting the approval of the Fund’s members (“Members”).  To become effective for the Fund, the Amendments relating to changes in advisory and subadvisory compensation must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members.  Amendments relating only to the Fund’s tax conversion do not require Member approval.  The Fund has received written consent approving the Amendments on behalf of Members whose aggregate interests in the Fund represent a majority of the Fund’s net asset value.  The size of those Members’ holdings in the Fund is such that the written consent of those Members necessarily determines the outcome of any vote.  As a result, the Fund is filing this Information Statement in lieu of a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I encourage you to read the enclosed Information Statement, which provides, among other information, details regarding the Amendments, as well as a discussion of the factors that the Board considered in approving the Amendments.

Thank you for your confidence and support.

Very truly yours,

/s/ Adam Taback
Name:	Adam Taback
Title:	President
ASGI Aurora Opportunities Fund, LLC

ASGI AURORA OPPORTUNITIES FUND, LLC
401 SOUTH TRYON STREET
5TH FLOOR
MAC D1050-052
CHARLOTTE, NC 28202

____________________________________

INFORMATION STATEMENT
____________________________________

To Members:

This Information Statement of ASGI Aurora Opportunities Fund, LLC (the “Fund”) is being furnished on behalf of the Fund’s Board of Managers (the “Board” and each member, a “Manager”).  The Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).  This Information Statement is to inform members of the Fund (“Members”) of certain changes to the Fund’s advisory and subadvisory compensation arrangements and the Fund’s federal income tax treatment.  Specifically, the 10% Performance Allocation (defined below) will be eliminated, in its place the Management Fee (defined below) will be increased to 1.25% from its current annual rate of 1.00%, and the tax status of the Fund will change from a partnership to a “regulated investment company” (i.e., a corporation or “RIC”) relying on Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), which will have the effect of allowing investors to receive a Form 1099 rather than a Schedule K-1.  The changes require amendments to the Fund’s advisory agreement, subadvisory agreement and limited liability company agreement, which are anticipated to take effect as of the later of January 1, 2013 or the date as of which the Fund elects to be treated as a corporation and as a RIC for federal income tax purposes (collectively, the “Amendments”).

Approval of the Amendments relating to changes in advisory and subadvisory compensation would ordinarily require a proxy statement soliciting the approval of the Fund’s members (“Members”).  To become effective for the Fund, the Amendments relating to changes in advisory and subadvisory compensation must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members.  Amendments relating only to the Fund’s tax conversion do not require Member approval.  The Fund has received written consent approving the Amendments on behalf of Members whose aggregate interests in the Fund represent a majority of the Fund’s net asset value.  The size of those Members’ holdings in the Fund is such that the written consent of those Members necessarily determines the outcome of any vote.  As a result, the Fund is filing this Information Statement in lieu of a proxy statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to Members on or about July 27, 2012, or at least twenty (20) days before the Amendments become effective.

GENERAL INFORMATION

Administrator.  The Bank of New York Mellon, through its wholly owned subsidiary, BNY Mellon Investment Servicing (U.S.) Inc. (“Administrator”) serves as the administrator for the Fund.  The principal business address of the Administrator is 400 Bellevue Parkway, 2nd Floor, Wilmington, DE 19809.

Placement Agent.  The placement agent and wholesaling agent for the Fund is Alternative Strategies Brokerage Services, Inc. (the “Placement Agent” or “ASBSI”).  The principal place of business of the Placement Agent is 401 South Tryon Street, Charlotte, NC 28202.

Annual and Semi-Annual Reports.  The Fund will furnish, without charge, a copy of the annual report and the most recent semi-annual report succeeding the annual report, if any, to a Member upon request.  To request a report, please contact the Fund by calling (886) 440-7460 or writing to c/o Alternative Strategies Group, Inc., 401 South

Tryon Street, Charlotte, NC 28202.  You may also view or obtain these documents from the Securities and Exchange Commission (the “SEC”) (i) in person: at the SEC’s Public Reference Room in Washington, D.C., (ii) by phone: 1-800-SEC-0330, (iii) by mail: Public Reference Section, Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 (duplicating fee required), (iv) by e-mail: publicinfo@sec.gov, or (v) by Internet: www.sec.gov.

AMENDMENT NO. 1 TO ADVISORY AGREEMENT

Background

Alternative Strategies Group, Inc. (“ASGI” or the “Adviser”) serves as investment adviser to the Fund pursuant to an advisory agreement, dated December 10, 2010, between ASGI and the Fund (the “Advisory Agreement”).  The Adviser also serves as investment adviser to other registered investment companies, as well as private investment funds, some of which utilize a multi-manager, multi-strategy investment approach.  ASGI is a North Carolina corporation, registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and located at 401 South Tryon Street, 5th Floor, MAC D1050-052,  Charlotte, North Carolina 28202.  ASGI is a direct wholly-owned subsidiary of Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104.

Officers of the Fund are also officers and/or employees of the Adviser and/or an affiliate of the Adviser.  These individuals and their respective positions are as follows:  Adam Taback serves as President of the Fund and President of ASGI; Michael Roman serves as Treasurer of the Fund and Chief Financial Officer of ASGI; Britta Patterson serves as Secretary of the Fund and Chief Administrative Officer of ASGI; Lloyd Lipsett serves as Assistant Secretary of the Fund and as Vice President and Senior Counsel of Wells Fargo & Company, the Adviser’s parent company; Ankit Patel serves as Assistant Treasurer of the Fund and Senior Fund Reporting Analyst of ASGI; Doretta Dunegan serves as Chief Compliance Officer of the Fund and Chief Compliance Officer of ASGI; and Yukari Nakano serves as Chief Operating Officer of the Fund and Chief Operating Officer of ASGI.

The table below sets forth the names, addresses and principal occupations of the principal executive officer of ASGI and of each member of ASGI’s Board of Directors:

Name	Address	Principal Occupation
Adam Taback	401 South Tryon Street, 5th Floor, Charlotte, NC 28202	Mr. Taback is the President and Director of ASGI
Britta Patterson	401 South Tryon Street, 5th Floor, Charlotte, NC 28202	Ms. Patterson is the Chief Administrative Officer and Director of ASGI
Yukari Nakano	200 Berkeley Street Boston, MA 02116	Ms. Nakano is the Chief Operating Officer and Director of ASGI

Currently, the Fund pays to ASGI a monthly management fee (the “Management Fee”) equal to one-twelfth of 1.00% of the aggregate net asset value of outstanding Interests of the Fund determined as of the last calendar day of that month (before repurchases of Interests).  ASGI pays a portion of the Management Fee to the Fund’s subadviser, resulting in ASGI retaining a net annual rate of 0.625%.  The Board has approved Amendment No. 1 to the Advisory Agreement (the “Advisory Agreement Amendment”), which will result in an increase in the Management Fee from 1.00% to 1.25%; however the annual percentage rate that ASGI retains after payment of the subadvisory fee, 0.625%, will not change.  A copy of the Advisory Agreement Amendment is attached as Exhibit A and a form of revised Advisory Agreement marked to show the effects of the Advisory Agreement Amendment is attached as Exhibit B.

In conjunction with the Advisory Agreement Amendment, the performance allocation (the “Performance Allocation”) described in the Fund’s limited liability company agreement (the “Existing LLC Agreement”) will also be eliminated.  Under the current arrangement, the Performance Allocation, if any, is payable to the Adviser and in turn is paid in its entirety by the Adviser to the Fund’s subadviser.  The changes to the Existing LLC Agreement are explained in more detail later on in this information statement.

The Advisory Agreement

ASGI has served as investment adviser to the Fund since the Fund’s inception.  The Advisory Agreement was originally approved by the Board at an in-person meeting held on December 10, 2010 and was continued in effect for a one-year period from July 1, 2012 to June 30, 2013 by action of the Board at an in-person meeting held on May 24, 2012.

Below is a brief description of the terms of the Advisory Agreement, as currently in effect.  Except as described herein, the terms of the Advisory Agreement will not change upon the effectiveness of the Advisory Agreement Amendment.

Management Fee.

Under the terms of the Advisory Agreement, the Fund pays the Adviser each month a Management Fee equal to one-twelfth of 1.00% of the aggregate net asset value of outstanding Interests (allocated to Class A Interests and Class I Interests on a pro rata basis) determined as of the last calendar day of that month (before any repurchases of Interests).  As discussed above, the Management Fee will be increased to a monthly fee equal to one-twelfth of 1.25% of the aggregate net asset value of outstanding Interests following the effectiveness of the Advisory Agreement Amendment, although the annual percentage rate retained by ASGI will not change.

Advisory Services.

Subject to policies adopted by the Board and applicable law, the Adviser is responsible for appointing the subadviser to manage the Fund’s investments, monitoring the subadviser’s management of the Fund, and implementing the Fund’s compliance program.  Subject to the limitations set forth in the subadvisory agreement, the Adviser has the ability to restrict initial/additional investments in an underlying collective investment vehicle in which the Fund invests (an “Investment Fund”) and/or remove an Investment Fund from the portfolio.  The Adviser’s investment professionals devote such time to the ongoing operations of the Fund as they deem appropriate.

The Adviser also provides personnel, office space, office facilities, and reports to the Fund.  These services are provided as part of the Management Fee; provided, however, that reports furnished at the request of the Fund are paid for by the Fund.

The services to be provided under the Advisory Agreement will not be affected by the Advisory Agreement Amendment.

Liability and Indemnification.

Under the terms of the Advisory Agreement, in the absence of (a) willful misfeasance, bad faith or gross negligence on the part of ASGI in performance of its obligations and duties thereunder, (b) reckless disregard by ASGI of its obligations and duties thereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for advisory services (in which case any award of damages is limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), ASGI is not subject to any liability whatsoever to the Fund, or to any Member thereof for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder including, without limitation, for any losses that may be sustained in connection with any investment, adoption of any investment policy, or the purchase, holding, retention or sale of any security on behalf of the Fund.

To the fullest extent permitted by applicable law, the Fund shall indemnify ASGI, its affiliates and the officers, directors, employees and agents of the Adviser and its affiliates (each an “indemnitee”) against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit relating to the Fund and not resulting from the willful misfeasance, bad faith, gross negligence, or reckless disregard of the indemnitee in the performance of the obligations and duties of the indemnitee’s office.

The liability and indemnification provisions of the Advisory Agreement will not be affected by the Advisory Agreement Amendment.

Effective Date and Term.

The Advisory Agreement is in effect until June 30, 2013 and will continue to be in effect from year to year if such a continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Managers who are not “interested persons” as defined by the 1940 Act (the “Independent Managers”) by vote cast in person at a meeting called for the purpose of voting on such approval.  The Advisory Agreement Amendment is expected to be effective as of the later of January 1, 2013 or the date as of which it elects to be treated as a corporation and as a RIC for federal income tax purposes, as described below.

Termination.

The Advisory Agreement may be terminated, without penalty, by the Board or by the vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice to the Adviser, or by the Adviser on sixty days’ written notice to the Fund.  The Advisory Agreement also provides that it will terminate automatically, without penalty, in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.  The termination provisions of the Advisory Agreement will not be affected by the Advisory Agreement Amendment.

The Advisory Agreement Amendment

Pursuant to the Advisory Agreement Amendment, the Management Fee will be increased to a monthly fee equal to one-twelfth of 1.25% of the aggregate net asset value of outstanding Interests of the Fund determined as of the last calendar day of that month (before repurchases of Interests) from its current rate of one-twelfth of 1.00% of the aggregate net asset value of outstanding Interests, although ASGI’s net advisory fee (after payment of the subadvisory fee) will remain unchanged at 0.625%.  The increase in the Management Fee is aimed at maintaining advisory and subadvisory compensation levels that are commensurate and competitive with industry standards.  A Management Fee of 1.25% is consistent with each of the other ASGI-advised registered investment companies, each of which also has a 1.25% investment advisory fee of which 0.625% is retained by ASGI on an annual basis.  None of such other investment companies charges a performance allocation.  Additionally, the Fund will no longer be obligated to pay to ASGI a Performance Allocation, which the Adviser is obligated to pay in its entirety to the Fund’s subadviser.  The Advisory Agreement Amendment is scheduled to become effective on the later of January 1, 2013 or the date as of which the Fund elects to be treated as a corporation and as a RIC for federal income tax purposes.

The aggregate amount of the Management Fee for the last fiscal year was $461,876.  The aggregate amount of the Management Fee had the Advisory Agreement Amendment been in effect would have been $577,465.  As discussed above, the Adviser currently retains and, upon the effectiveness of the Amendments, will continue to retain 0.625% of the Management Fee.  In addition, for the last fiscal year, the total Performance Allocation allocated to ASGI was $74,120, the entirety of which was paid to the Fund’s subadviser.  The Performance Allocation will be eliminated upon the effectiveness of the Amendments and any Performance Allocation then due shall be allocated to the Adviser and paid to the Fund’s subadviser.  The difference between the sum of the Management Fee and Performance Allocation amounts paid by the Fund for the last fiscal year and the Management Fee amount the Fund would have paid for the same period had the Amendments been in effect is $41,469, an increase of 7.74%, all of which would be paid to the Fund’s subadviser.  The annual percentage rate of compensation after payment of the subadvisory fee that the Adviser currently retains and will retain upon effectiveness of the Amendments will not change.

Except as stated herein, no other changes to the Advisory Agreement are contemplated at this time.

Board Consideration of the Advisory Agreement Amendment

The Advisory Agreement Amendment was considered by the Board at an in-person meeting held on May 24, 2012.  At the meeting, the Board reviewed information relating to ASGI and the Fund, including materials relating to ASGI's business, personnel and financial resources, various metrics related to the Fund and comparative funds, and met with and asked questions of senior management of ASGI.  Following the Board’s approval of the continuation of the Advisory Agreement, the Board reviewed the terms of the Advisory Agreement Amendment in conjunction with the terms of the Advisory Agreement.  The Advisory Agreement Amendment was not part of, and was separate from, the consideration of the renewal of the Advisory Agreement.  After careful consideration of various matters, and evaluation of all factors deemed relevant, the Board approved the Advisory Agreement Amendment and its submission to Members for approval.  To become effective for the Fund, the Advisory Agreement Amendment must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members.  The Fund has received written consent approving the Advisory Agreement Amendment on behalf of Members holding Interests constituting, in the aggregate, approximately 83.54% of the Fund’s net asset value.

In making its determination to approve the Advisory Agreement Amendment and to recommend its approval by Members, the Board considered all information it deemed reasonably necessary to evaluate the terms of the Advisory Agreement Amendment and the ability of ASGI to provide services to the Fund pursuant to the Advisory Agreement.  The Board, including the Independent Managers, reviewed materials furnished by ASGI, including information regarding ASGI and its personnel, operations and financial condition.  At its meeting, the Board also met with representatives of ASGI’s management, and discussed various matters relating to the operations of the Fund.  Representatives of ASGI addressed questions regarding the experience and qualifications of ASGI and its ability to provide the full range of services required for the operations of the Fund.

Based on its review, and after careful consideration of the factors discussed below, the Board (including a majority of the Independent Managers) approved the Advisory Agreement Amendment.  In connection with the Board’s review, the Independent Managers met in an executive session, during which they were advised by and had the opportunity to discuss with legal counsel various matters relating to the Advisory Agreement Amendment.  The Board determined, in approving the Advisory Agreement Amendment, that the Advisory Agreement, as modified by the Advisory Agreement Amendment, will continue to enable the Fund to obtain high quality investment advisory services at a cost that is reasonable and appropriate.

Specifically, the Board considered the following:

• The proposed fees and anticipated expenses of the Fund and similarly situated funds;

• Information on a relevant peer group of similarly situated funds;

• The economic outlook and the general investment outlook in the relevant financial markets;

• The Adviser’s financial condition, resources and experience, as well as that of certain of their affiliates;

• Arrangements regarding the distribution of the Fund’s Interests;

• The procedures used to determine the fair value of the Fund’s assets;

• The Adviser’s management of the relationship with the Fund’s subadviser, administrator, custodian, independent registered public accounting firm and other service providers;

• The resources devoted to the Adviser’s compliance efforts undertaken on behalf of the Fund, registered private funds, and other assets that it manages;

• The quality, nature, cost and character of the administrative and other non-investment management services provided by the Adviser and its affiliates;

• Investment management staffing; and

• Anticipated operating expenses to be paid to third parties.

The Board reviewed the nature, extent and quality of the services to be provided to the Fund pursuant to the Advisory Agreement, which are not affected by the Advisory Agreement Amendment.  Specifically, the Board also considered the fees to be charged under the Advisory Agreement Amendment, and reviewed comparative fee and performance data provided by the Adviser.  The Board did not consider any single factor in isolation, nor was any single factor considered to be controlling in determining whether to approve the Advisory Agreement Amendment, nor are the items described herein all encompassing of the matters considered by the Board.

Nature, Extent and Quality of Services.

The Board reviewed and considered the nature and extent of the investment advisory services to be provided by the Adviser to the Fund under the Advisory Agreement, including the selection of securities; allocation of the Fund’s assets among, and monitoring performance of, Investment Funds; evaluation of risk exposure of Investment Funds and reputation and experience of Investment Funds’ managers; management of short-term cash; evaluation of operations of Investment Funds; and day-to-day portfolio management and general due diligence examination of Investment Funds before and after committing assets of the Fund for investment.  The Board also reviewed and considered the nature and extent of the non-advisory and administrative services provided by the Adviser, including, among other things, providing to the Fund office facilities, equipment, and personnel.  The Board also reviewed and considered the qualifications of the portfolio managers, the senior administrative managers and other key personnel of the Adviser who provide the investment advisory and administrative services to the Fund.  The Board determined that the Adviser’s portfolio managers and key personnel are well qualified by education and/or training and experience to perform the services in an efficient and professional manner.  The Board also took into account the Adviser’s compliance policies and procedures, including the procedures used to determine the fair value of the Fund’s assets.  The Board noted that the services provided by ASGI to the Fund are not affected by the Advisory Agreement Amendment.  The Board concluded that the overall quality of the advisory and administrative services was satisfactory.

The Board reviewed the performance of other similarly situated funds based on information provided by the Adviser.  The Board reviewed the Management Fee and total expense ratio of the Fund.  The Board compared the proposed Management Fee and total expense ratio for the Fund with various comparative data, including a report prepared by the Adviser comparing the proposed fees payable by the Fund to those payable by other comparable funds.  The Board noted that the proposed fees payable to the Adviser were comparable to the fees payable to the advisers and subadvisers of other similarly situated funds and that the net annual rate retained by the Adviser (after paying the Fund’s subadviser) would not be changed.

The Board noted that, on a prospective basis, a comparison of the actual amounts that would be payable under the current compensation arrangements versus those pursuant to the Amendments will necessarily depend on the future performance and net asset levels of the Fund.  Accordingly, the actual effect of the Amendments on the percentage of advisory fees paid by the Fund in any given year in the future could not be determined with certainty.  Generally, however, it was noted that the approval of the Amendments would result in a higher overall percentage of advisory fees during periods of poor performance (because the Fund would typically not pay a Performance Allocation under the current arrangement for such periods) and a lower overall percentage of advisory fees paid during periods of strong performance (because the 10% Performance Allocation on net appreciation is effectively replaced by an additional 0.25% in the Management Fee).

The Board concluded that the proposed Management Fee and total expense ratio of the Fund were reasonable and satisfactory in light of the services to be provided.

Economies of Scale.

The Board also determined that, given the relative size of the Fund, economies of scale were not likely to be present or were not anticipated to be a significant factor at this time.

Profitability of Advisers and Affiliates.

The Board considered and reviewed information concerning the costs incurred and profits realized by the Adviser and its affiliates based on their relationship with the Fund, noting that the annual percentage rate retained by ASGI would not be changed.  Based on the review of the information they received, the Board concluded that the profits earned, if any, by the Adviser and its affiliates were reasonable.

General Conclusion.

Based on its consideration of all factors that it deemed material, the Board concluded it would be in the best interest of the Fund and its Members to approve the Advisory Agreement Amendment.

Other Arrangements with ASGI and ASGI Affiliates

The Placement Agent is an affiliate of ASGI.  The Placement Agent receives an Investor Distribution and Servicing Fee at an annual rate of 0.75% of the aggregate net asset value of Class A Interests that have been outstanding for more than twelve months.  For the Fund’s most recent fiscal year, the Placement Agent received, in the aggregate, $0 in Investor Distribution and Servicing Fees.  The Placement Agent also receives a placement fee on subscriptions it has obtained in the amount of 2.00% on the first $500,000 subscribed for in the Fund, 1.00% on the next $500,000 subscribed for in the Fund, and 0.50% on any amount over $1,000,000 subscribed for in the Fund.  For the Fund’s most recent fiscal year, ASBSI received $93,989 in placement fees.  Generally, the Placement Agent pays substantially all of the Investor Distribution and Servicing Fees and Placement Fees it receives to sub-placement agents and other service providers, which may or may not be affiliates of ASGI.

AMENDMENT NO. 1 TO SUB-ADVISORY AGREEMENT
Background

The Adviser has retained Aurora Investment Management L.L.C. (“Aurora” or the “Subadviser”) as subadviser to the Fund pursuant to a subadvisory agreement, dated December 21, 2010, among the Adviser, the Subadviser and the Fund (the “Sub-Advisory Agreement”).  The Subadviser is a limited liability company organized under the laws of the state of Delaware, registered as an investment adviser under the Advisers Act and located at 300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654.  The Subadviser is an indirect, wholly owned subsidiary of Natixis Global Asset Management, L.P. Natixis Global Asset Management, L.P. is part of Natixis Global Asset Management, an international asset management group based in Paris, France, that is in turn principally owned by Natixis, a French investment banking and financial services firm.  Natixis is principally owned by BPCE, France’s second largest banking group.  BPCE is owned by banks comprising two autonomous and complementary retail banking networks consisting of the Caisse d’Epargne regional savings banks and the Banque Populaire regional cooperative banks.

No officers of the Fund are also officers and/or employees of the Subadviser and/or an affiliate of the Subadviser.  The table below sets forth the names, addresses and principal occupations of the principal executive officers of Aurora and of each member of Aurora’s Board of Directors:

Name	Address	Principal Occupation
Roxanne Mary Martino	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	President, CEO and Director of Aurora
Scott Charles Schweighauser	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Chief Investment Officer and Director of Aurora
Anne Marie Morley	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Managing Director of Operational Due Diligence of Aurora

James Harvey Hayes	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Managing Director of Marketing and Client Service of Aurora
Scott Matthew Montpas	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	General Counsel, Chief Compliance Officer and Director of Aurora
Duncan Borger Ellerton Wilkinson	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Director of Aurora
Ronald Arthur Rolighed	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Managing Director, Business Development of Aurora
Peter Scott Hamet	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Head of Research of Aurora
John Thomas Hailer	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Director of Aurora
Scott Craven Jones	300 N. LaSalle Street, 52nd Floor, Chicago, IL 60654	Chief Operating Officer and Chief Financial Officer of Aurora

Under the Sub-Advisory Agreement, the Adviser pays the Subadviser a subadvisory fee at the annual rate of 0.375% of the Fund’s net asset value (the “Subadvisory Fee”).  The Subadvisory Fee is calculated on the same basis as the Management Fee and is paid out of the Adviser’s Management Fee.  In addition to the Subadvisory Fee, the Subadviser is entitled under the Sub-Advisory Agreement to receive from the Adviser 100% of the Performance Allocation received by the Adviser from the Fund, if any (the “Performance Fee”).  As indicated above, the Board has approved Amendment No. 1 to the Sub-Advisory Agreement (the “Sub-Advisory Agreement Amendment”) which will result in an increase of the Subadvisory Fee from 0.375% to 0.625% and the elimination of the Performance Fee.  A copy of the Sub-Advisory Agreement Amendment is attached as Exhibit C and a form of revised Sub-Advisory Agreement marked to show the effects of the Sub-Advisory Agreement Amendment is attached as Exhibit D.

The Sub-Advisory Agreement

Aurora has served as subadviser to the Fund since the Fund’s inception in 2010.  The Sub-Advisory Agreement was originally approved by the Board at an in-person meeting held on December 10, 2010 and was continued in effect for a one-year period from July 1, 2012 to June 30, 2013 by action of the Board at an in-person meeting held on May 24, 2012.

Below is a brief description of the terms of the Sub-Advisory Agreement, as currently in effect.  Except as described herein, no changes to the terms of the Sub-Advisory Agreement are contemplated at this time.

Subadvisory Compensation.

Under the terms of the Sub-Advisory Agreement, the Adviser pays the Subadviser each month a Subadvisory Fee equal to one-twelfth of 0.375% of the aggregate net asset value of outstanding Interests (allocated to Class A Interests and Class I Interests on a pro rata basis) determined as of the last calendar day of that month (before any repurchases of Interests).  The Subadvisory Fee is paid out of the Management Fee ASGI receives from the Fund.  The Subadvisory Fee is not a direct expense of the Fund.  In addition, under the current arrangement, the Adviser is entitled to receive the Performance Allocation from the Fund, 100% of which the Adviser is obligated to pay to the Subadviser under the Sub-Advisory Agreement.

Below is a description of the calculation and payment of the Performance Allocation, as set forth in the Sub-Advisory Agreement and the Existing LLC Agreement, which is paid in its entirety to the Subadviser as the Performance Fee.

Currently, the Adviser holds a non-voting special member interest (the “Special Member Account”) in the Fund for the purpose of receiving the Performance Allocation.  Under the terms of the Existing LLC Agreement, the Adviser is entitled to receive from the Fund a Performance Allocation that, if earned, will be deducted from capital accounts of Members (“Capital Accounts”) at the end of each Incentive Period and credited to the Special Member Account.  An “Incentive Period” with respect to a Member begins on the day of such Member’s contribution of capital to the Fund or on the day immediately following the last calendar day of the preceding Incentive Period and ends at the close of business on the first to occur of the following dates: (1) the last day of each taxable year, (2) the date of a repurchase of all or a portion of a Member’s Interest, or (3) the date of the termination of the Subadviser.  The Performance Allocation for each Incentive Period is equal to 10% of the amount, if any, of: (1) the net profits allocated to each Member’s Capital Account(s) for the Incentive Period in excess of any net losses so allocated for such Incentive Period; above (2) any Loss Carryforward Amount(s) applicable to a Member’s Capital Account.  If, for any Incentive Period, net losses allocated to a Member’s Capital Account exceed net profits so allocated, a “Loss Carryforward Amount” in the amount of such excess will be established for that Capital Account. Loss Carryforward Amounts are cumulative with respect to prior Incentive Periods, and no Performance Allocation is debited from a Member’s Capital Account until subsequent allocations of net profits reduce that Capital Account’s Loss Carryforward Amount(s) to (but not below) zero.  This establishes what is commonly referred to as a “high water mark” with respect to Performance Allocation calculations.  The Loss Carryforward Amount will be reduced proportionally with respect to any transfers, distributions, withdrawals and repurchases applicable to a Member’s Capital Account.

The Subadvisory Fee that the Subadviser received for the last fiscal year was $173,204 and the Peformance Fee that the Subadviser received for the last fiscal year was $74,120, for a total amount of $247,324.  The Subadvisory Fee that the Subadviser would have received had the Sub-Advisory Agreement Amendment been in effect would have been $288,733.  The Subadviser will not be entitled to a Performance Fee under the terms of the Sub-Advisory Agreement Amendment.  The difference between the aggregate amounts of the actual Subadvisory Fee and Performance Fee and the amount it would have received had the Sub-Advisory Agreement Amendment been in effect is $41,409, or an increase of 16.74%.

The Subadvisory Fee will be increased to 0.625% and the Performance Fee will be eliminated following the effectiveness of the Sub-Advisory Agreement Amendment.

Subadvisory Services.

The Sub-Adviser is responsible for formulating and implementing a continuous investment program for the Fund’s assets in accordance with the investment objective and policies of the Fund.  The Sub-Adviser votes and makes other voting and consent determinations with respect to issuers of securities held by the Fund.  With respect to the portfolio management of the Fund, the Sub-Adviser will also be responsible for, among other things:  (i) researching, identifying, monitoring and evaluating potential collective investment vehicles and other investments and transactions (collectively, “Potential Investments”) to utilize in the management of the Fund’s assets; (ii) providing recommendations to the Fund regarding the fair value of the Fund’s collective investment vehicle investments to the extent requested by the Fund or Adviser or where the vehicle fails to produce to the Fund an official value (e.g., the underlying  vehicle suspends its net asset value determination or redemptions) or where the Sub-Adviser determines, in its sole discretion, that there is reason to question the reliability of the valuation provided by the vehicle; (iii) monitoring, evaluating and meeting with investment managers that manage any of the collective investment vehicles or other investments in which the Fund is invested; (iv) assessing the performance of the Fund’s investments; (v) negotiating a line of credit on behalf of the Fund with such lenders and on such terms as may be agreed to by the Adviser; and (vi) to the extent feasible and appropriate, negotiating side letters and assisting in the evaluation and execution of subscription agreements, withdrawal requests and related documents with regard to Potential Investments and existing investments of the Fund, and causing funds to be invested and withdrawn, as applicable, in connection therewith.

The services to be provided under the Sub-Advisory Agreement will not be affected by the Sub-Advisory Agreement Amendment.

Liability and Indemnification.

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser shall only be liable for, and indemnify the Fund, the Adviser, and each of their respective affiliates, agents, control persons, directors, members of the Board, officers, employees and shareholders (the “Adviser Indemnified Parties”) against, and hold them harmless from, any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (each a “Loss”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) (i) arises out of or is based upon or in connection with any material misstatement or omission of a material fact in information regarding the Sub-Adviser furnished in writing to the Adviser by the Sub-Adviser; (ii) arises out of or is based upon any material breach of any of the representations, warranties, covenants or obligations of the Sub-Adviser with respect to the Sub-Advisory Agreement; or (iii) arises out of or is based upon the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of the Sub-Adviser in the performance of its duties under the Sub-Advisory Agreement (collectively, “Disabling Conduct”).  Except for such Disabling Conduct, the Fund (to the extent permitted by applicable law) and the Adviser shall indemnify the Sub-Adviser and the Sub-Adviser’s officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser (collectively, the “Sub-Adviser Indemnified Parties”) against, and hold such Sub-Adviser Indemnified Parties harmless from, any and all Losses (or actions with respect thereto) from any Proceedings arising from the Sub-Adviser’s providing services under the Sub-Advisory Agreement or the sale of securities of the Fund.

The liability and indemnification provisions of the Sub-Advisory Agreement will not be affected by the Sub-Advisory Agreement Amendment.

Effective Date and Term.

The Sub-Advisory Agreement is in effect until June 30, 2013 and will continue to be in effect from year to year if such a continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval.  As discussed below, the Sub-Advisory Agreement Amendment is expected to be effective as of the later of January 1, 2013 or the date as of which the Fund elects to be treated as a corporation and as a RIC for federal income tax purposes.

Termination.

The Sub-Advisory Agreement is terminable, without penalty, by the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days prior written notice to the Sub-Adviser, or upon such shorter notice as may be mutually agreed upon in writing by the parties hereto.  The Sub-Advisory Agreement may also be terminated, without penalty, by either the Adviser or the Sub-Adviser (i) upon 90 days prior written notice to the other party and the Fund; (ii) upon material breach by any party of any representations or warranties set forth in the Sub-Advisory Agreement, if such breach has not been cured within seven days after written notice of such breach; or (iii) immediately if, in the reasonable judgment of the terminating party, a party has become unable to discharge its duties and obligations under the Sub-Advisory Agreement, including in the case of the insolvency of such party.   The Sub-Advisory Agreement shall terminate automatically and immediately upon termination of the investment advisory agreement between the Adviser and the Fund.  In addition, the Sub-Advisory Agreement provides that it shall terminate automatically and immediately in the event of its “assignment” (as defined in the 1940 Act).

The termination provisions of the Sub-Advisory Agreement will not be affected by the Sub-Advisory Agreement Amendment.

The Sub-Advisory Agreement Amendment

Pursuant to the Sub-Advisory Agreement Amendment, the Subadvisory Fee will be increased to 0.625% from its current rate of 0.375%.  The entirety of the 0.25% increase in the Management Fee will be paid to the Subadviser, such that, as described above, the Adviser will continue to retain 0.625% of the Management Fee on an annual basis.

The Sub-Advisory Agreement Amendment also eliminates the Performance Fee.  In conjunction with removing the Performance Fee from the Sub-Advisory Agreement, the provisions in the Existing LLC Agreement relating to the Performance Allocation are also being eliminated.  As discussed above, the Fund allocates to the Adviser the Performance Allocation, which the Adviser in turn pays in its entirety to the Subadviser as the Performance Fee.

The Sub-Advisory Agreement Amendment is scheduled to become effective on the later of January 1, 2013 or the date as of which the Fund elects to be treated as a corporation and as a RIC for federal income tax purposes.  Except as stated above, no other terms of the Sub-Advisory Agreement are expected to change pursuant to the Sub-Advisory Agreement Amendment.

Board Consideration of the Sub-Advisory Agreement

The Sub-Advisory Agreement Amendment was considered by the Board at an in-person meeting held on May 24, 2012.  At the meeting, the Board reviewed information relating to Aurora, including materials relating to Aurora's business, personnel and financial resources, and met with and asked questions of senior management of Aurora.  Following the Board’s approval of the continuation of the Sub-Advisory Agreement, the Board also reviewed the terms of the Sub-Advisory Agreement Amendment in conjunction with the Sub-Advisory Agreement.  The Sub-Advisory Agreement Amendment was not part of, and was separate from, the consideration of the renewal of the Sub-Advisory Agreement.  After careful consideration of various matters, and evaluation of all factors deemed relevant, the Board approved the Sub-Advisory Agreement Amendment and its submission to Members for approval.  To become effective for the Fund, the Sub-Advisory Agreement Amendment must be approved by a “majority of the outstanding voting securities” (as defined in the 1940 Act and the rules thereunder) held by Members.  The Fund has received written consent approving the Sub-Advisory Agreement Amendment on behalf of Members holding Interests constituting, in the aggregate, approximately 83.54% of the Fund’s net asset value.

In making its determination to approve the Sub-Advisory Agreement Amendment and to recommend its approval by Members, the Board considered all information it deemed reasonably necessary to evaluate the terms of the Sub-Advisory Agreement Amendment and the ability of Aurora to provide services to the Fund pursuant to the Sub-Advisory Agreement.  The Board, including the Independent Managers, reviewed materials furnished by Aurora, including information regarding Aurora and its personnel, operations and financial condition.  At its meeting, the Board also met with representatives of Aurora’s management, and discussed various matters relating to the operations of the Fund.  Representatives of Aurora addressed questions regarding the experience and qualifications of Aurora and its ability to provide the full range of services required for the operations of the Fund.

Based on its review, and after careful consideration of the factors discussed below, the Board (including a majority of the Independent Managers) approved the Sub-Advisory Agreement Amendment.  In connection with the Board’s review, the Independent Managers met in an executive session, during which they were advised by and had the opportunity to discuss with legal counsel various matters relating to the Sub-Advisory Agreement Amendment.  The Board determined, in approving the Sub-Advisory Agreement Amendment, that the Sub-Adivosry Agreement, as modified by the Sub-Advisory Agreement Amendment, will continue to enable the Fund to obtain high quality investment advisory services at a cost that is reasonable and appropriate.

Specifically, the Board considered the following:

• The proposed fees and anticipated expenses of the Fund and similarly situated funds;

• Information on a relevant peer group of similarly situated funds;

• The economic outlook and the general investment outlook in the relevant financial markets;

• The Subadviser’s financial condition, resources and experience, as well as that of certain of their affiliates;

• Arrangements regarding the distribution of the Fund’s Interests;

• The procedures used to determine the fair value of the Fund’s assets;

• The Subadviser’s management of the relationship with the Fund’s Adviser, administrator, custodian, independent registered public accounting firm and other service providers;

• The resources devoted to the Subadviser’s compliance efforts undertaken on behalf of the Fund, private funds, and other assets that it manages;

• The quality, nature, cost and character of the administrative and other non-investment management services provided by the Subadviser and its affiliates;

• Investment management staffing; and

• Anticipated operating expenses to be paid to third parties.

The Board reviewed the nature, extent and quality of the services to be provided to the Fund pursuant to the Sub-Advisory Agreement, which are not affected by the Sub-Advisory Agreement Amendment.  The Board also considered the fees to be charged under the Sub-Advisory Agreement Amendment, and reviewed comparative fee and performance data provided by the Adviser.  The Board did not consider any single factor in isolation, nor was any single factor considered to be controlling in determining whether to approve the Sub-Advisory Agreement or Sub-Advisory Agreement Amendment, nor are the items described herein all encompassing of the matters considered by the Board.

Nature, Extent and Quality of Services.

The Board reviewed and considered the nature and extent of the subadvisory services to be provided by the Subadviser to the Fund under the Sub-Advisory Agreement, including the selection of securities; allocation of the Fund’s assets among, and monitoring performance of, Investment Funds; evaluation of risk exposure of Investment Funds and reputation; evaluation of experience of Investment Funds’ managers and the operation of their respective Investment Funds; and day-to-day portfolio management and general due diligence examination of Investment Funds before and after committing assets of the Fund for investment.  The Board also reviewed and considered the qualifications of the portfolio managers, the senior administrative managers and other key personnel of the Subadviser who provide the subadvisory services.  The Board determined that the Subadviser’s portfolio managers and key personnel are well qualified by education and/or training and experience to perform the services in an efficient and professional manner. The Board also took into account the Subadviser’s compliance policies and procedures.  The Board noted that the services provided by Aurora to the Fund are not affected by the Sub-Advisory Agreement Amendment.  The Board concluded that the overall quality of the subadvisory services was satisfactory.

The Board reviewed the performance of other similarly situated funds based on information provided by the Adviser.  The Board reviewed the advisory fee rates and total expense ratio of the Fund.  The Board compared the proposed advisory fee and total expense ratio for the Fund with various comparative data, including a report prepared by the Adviser comparing the proposed fees payable by the Fund to those payable by other comparable funds.

Proposed Compensation Changes

The Board reviewed the changes to the Subadviser’s compensation under the Sub-Advisory Agreement Amendment.   The Board noted that the increase in the Subadvisory Fee is intended to offset the elimination of the Performance Fee and to maintain subadvisory compensation levels that are commensurate and competitive with industry standards.  The Board acknowledged that the increased Subadvisory Fee is consistent with the three other ASGI-advised registered funds, all of which have a subadvisory fee of 0.625%.

The Board analyzed the elimination of the Performance Fee, which conforms the Fund’s advisory and subadvisory fee structure to the other ASGI-advised registered funds, none of which pay a performance allocation.  Additionally, the Board was aware that many other similarly situated funds comparable to the Fund also do not pay a performance fee.  Further, the Board noted that the Performance Allocation as currently structured may be difficult to use once the Fund elects to be treated as a RIC.

The Board further noted that, on a prospective basis, a comparison of the actual amounts that would be payable under the current compensation arrangements versus those pursuant to the Amendments will necessarily depend on the future performance and net asset levels of the Fund.  Accordingly, the Board acknowledged that the actual effect of the Amendments on the percentage of subadvisory fees paid to Aurora in any given year in the future cannot be determined with certainty.  Generally, however, the fee arrangement pursuant to the Amendments would typically result in a higher overall percentage of fees paid to the Subadviser during periods of poor performance (since Subadviser would typically not be paid a Performance Fee under the current arrangement for such periods) and a lower overall percentage of fees paid to the Subadviser during periods of strong performance (since the 10% Performance Fee on net appreciation is effectively replaced by an additional 0.25% in the Subadvisory Fee).

The Board concluded that the changes to the Subadviser’s compensation set forth in the Sub-Advisory Agreement Amendment were reasonable and satisfactory in light of the services to be provided.

Economies of Scale.

The Board considered the Subadvisory fee of 0.625% and concluded that the fee was reasonable and satisfactory in light of the services to be provided and the size of the Fund.  The Board also determined that, given the relative size of the Fund, economies of scale were not likely to be present or were not anticipated to be a significant factor at this time.

General Conclusion.

Based on its consideration of all factors that it deemed material, the Board concluded it would be in the best interest of the Fund and its Members to approve the Sub-Advisory Agreement Amendment.

FEE STRUCTURE CONSEQUENCES OF THE AMENDMENTS

The following table compares fees and expenses paid by Members of the Fund and illustrates how those fees and expenses would be applied following the effectiveness of the Amendments.

Member Transaction Expenses	Class A Interests Before Amendments	Class A Shares After Amendments	Class I Interests Before Amendments	Class I Shares After Amendments
Placement Fee (as a percentage of the capital contribution)(1)	2%	2%	None	None
Early withdrawal fee (as a percentage of repurchase proceeds)(2)	2%	2%	2%	2%
Annual Expenses(3)
Management Fees	1.00%	1.25%	1.00%	1.25%
Distribution and Servicing (Rule 12b-1) Fee(4)	0.75%	0.75%	0%	0%
Performance Allocation (held in Special Member Account)(5)	10 % of net profits	None	10 % of net profits	None
Other Expenses(6)	1.28%	1.28%	1.28%	1.28%
Acquired Fund (Investment Fund) Fees and Expenses(7)	3.22%	3.22%	3.22%	3.22%

Total Annual Expenses	6.25%	6.50%	5.50%	5.75%
Expense Reimbursement (8)	0.28%	0.53%	0.28%	0.53%
Total Annual Expenses After Expense Reimbursement (other than Performance Allocation) (8)(9)	5.97%	5.97%	5.22%	5.22%

(1) The placement agent and wholesaling agent for the Fund is Alternative Strategies Brokerage Services, Inc., an affiliate of the Adviser.  The Placement Agent may appoint other broker dealers as sub-placement agents.  The Placement Agent also acts primarily as a “wholesaler” and, as such, educates and provides additional services with respect to the Fund to other brokers and financial institutions that may not be the ultimate beneficial owners of such Interests.  The Placement Agent or other intermediaries that enter into agreements with the Placement Agent may charge an investor a fee for their services in conjunction with an investment in the Fund and/or maintenance of Member accounts.  Any such fee will be in addition to any fees charged or paid by the Fund and is not a Fund expense.  Members should direct any questions regarding any such fees to the relevant Intermediary.  The Fund in the future may engage additional placement agents.  Investments in Class A Interests of less than $500,000 are subject to a placement fee of 2.00%; investments in Class A Interests of $500,000 or more and less than $1,000,000 are subject to a placement fee of 1.00% and investments in Class A Interests of $1,000,000 or more are subject to a placement fee of 0.50% (in each case, the “Class A Interest Placement Fee”).  The Class A Interest Placement Fee may be subject to certain waivers.  The amount of each additional investment in Class A Interests by a Member will be aggregated with the amount of the Member’s initial investment and any other additional investments by the Member (to the extent such investments have not been repurchased by the Fund) in determining the applicable Class A Interest Placement Fee at the time of such investment. Investments in Class A Interests by an investor’s spouse and investments for certain related accounts will also be included in the aggregation.  In addition, investments in Class A Interests held by the Member’s “Immediate Family Members” (as defined in the Fund’s subscription agreement) will be aggregated with the Member’s Class A Interests for purposes of determining the applicable Class A Interest Placement Fee.  The Member must indicate in the Subscription Agreement who such “Immediate Family Members” are and the amounts of their investments.  No placement fee will be charged on purchases of Class I Interests.

(2) If the interval between the date of purchase of an Interest and the valuation date with respect to the repurchase of such Interest is less than one year then such repurchase will be subject to a 2.00% early withdrawal fee payable to the Fund.  In determining whether the repurchase of an Interest is subject to an early withdrawal fee, the Fund will repurchase that portion of the Interest held the longest first.

(3) Estimated as of June 30, 2012.

(4) Under the terms of the Wholesaling and Placement Agent Agreement, the Placement Agent is authorized to retain “Investor Service Providers,” which are brokers, dealers and certain financial advisors, for distribution services and to provide ongoing investor services and account maintenance services to Members purchasing Interests that are their customers. Under the Wholesaling and Placement Agent Agreement, the Fund pays a quarterly fee out of Class A Interest net assets at the annual rate of 0.75% of the aggregate net asset value of Class A Interests that have been outstanding for more than twelve (12) months, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Interests) and paid quarterly (the “Investor Distribution and Servicing Fee”).  The Investor Distribution and Servicing Fee is charged on an aggregate class-wide basis and investors in Class A Interests will be subject to the Investor Distribution and Servicing Fee regardless of how long they have held their Class A Interests.  The Investor Distribution and Servicing Fee is paid to the Placement Agent to reimburse it for payments made to Investor Service Providers and for the Placement Agent’s ongoing investor servicing.  The Placement Agent may pay all or a portion of the Investor Distribution and Servicing Fee it receives to other Investor Service Providers, acting as sub-placement agents, including affiliates of the Adviser.  Each Investor Service Provider is paid based on the aggregate net asset value of outstanding Class A Interests held by Members that receive services from such Investor Service Provider that have been outstanding for more than twelve (12) months.  Class I Interests are not subject to the Investor Distribution and Servicing Fee.  The Placement Agent may compensate any Investor Service Provider it retains to provide services to Members from its own assets.

(5) In addition to the Management Fee, the Fund currently pays the Adviser a Performance Allocation for each Incentive Period equal in the aggregate to 10% of the excess, if any, of (a) profit net of losses (after taking into account expenses, including the Management Fee but not, for the avoidance of doubt, any Performance Allocation) allocated to Member’s Capital Account(s) for such Incentive Period over (b) the Loss Carryforward Amount as of the end of the prior Incentive Period.  For any Capital Account, a Member’s “Loss Carryforward Amount” for each Incentive Period is increased or decreased, but not below zero, by the positive or negative difference between the net losses over net profits allocated to the Member.  The Performance Allocation, if any, will be debited from a Member’s Capital Account and credited to the Special Member Account.  The Performance Allocation for any Incentive Period will be paid as of the end of such Incentive Period (i.e., the last day of the fiscal year during which it has accrued, upon an earlier repurchase from a Capital Account or upon an earlier termination of the Subadviser).  The Performance Allocation applies to both Class A Interests and Class I Interests.  The Subadviser will be paid a Performance Fee by the Adviser equal to the amount of the Performance Allocation received by the Adviser from the Fund.  Generally, a Performance Allocation will only be payable if the Fund’s performance is positive and exceeds the high water mark.  As discussed herein, the Performance Allocation will be eliminated upon approval of the Amendments.

(6) Based on assets in the Fund as of June 30, 2012, “Other Expenses” are estimated based on 1.28% of average net assets of $45,046,177.  Other Expenses include expenses other than the Management Fees that the Fund will bear directly, including for its investment and operating expenses, borrowing costs and related interest expenses, accounting fees and expenses (including, without limitation, audit and tax preparation) and other professional fees and expenses (including, without limitation, fees and travel-related expenses of the members of the Board who are not employees of the Adviser or employees of any affiliate of the Adviser), legal expenses, extraordinary expenses, federal, state and local taxes payable by the Fund in connection with its business, and other expenses, including, without limitation, the administration fee and custodian fee and certain out-of-pocket expenses incurred by the Adviser (including fees associated with certain computer research tools exclusively utilized by or for the Fund), as set forth in the advisory agreement between the Adviser and the Fund.  The Subadviser will bear any expenses it incurs relating to its own third-party research and ongoing due diligence obligations. See footnote (7) below accompanying “Acquired Fund (Investment Fund) Fees and Expenses.”

(7) The Acquired Fund (Investment Fund) Fees and Expenses include the Fund’s share of the fees and expenses of the underlying Investment Funds in which the Fund invests, including trading and investment expenses, management fees, administration fees, professional fees, incentive compensation and other operating expenses.  Trading expenses may include interest expenses and dividends paid on investments sold short, which are the byproduct of leveraging or hedging activities engaged in by Investment Funds in order to seek to enhance or preserve the Investment Funds’ returns. Of the approximately 3.22% representing estimated costs incurred at the underlying Investment Fund level, such costs are estimated to consist of approximately 1.48% in management fees, approximately 1.54% in other expenses (interest, trading, etc.) and approximately 0.20% in incentive compensation.  The calculation of Annual Expenses for Class A Shares and Class I Shares After Amendments assumes that Acquired Fund (Investment Fund) Fees and Expenses remain unchanged following the approval of the Amendments.

The Acquired Fund (Investment Fund) Fees and Expenses were estimated in good faith by the Adviser.  Based on extreme market movements, such as those experienced in 2008-2009, the figures can be expected to change, potentially significantly.  There are several components that go into the calculation and, for some Investment Funds, complete, current information is not available.  Generally, the calculation is based on the most recent audited shareholder reports, the most recent investor communication (which, in some cases, may be the Investment Funds’ offering documents) or other materials/communications from the Investment Funds. The fees and expenses disclosed above are based on historic earnings of the Investment Funds, which may (and which should be expected to) change substantially over time and, therefore, significantly affect Acquired Fund (Investment Fund) Fees and Expenses. In addition, the Investment Funds held by the Fund will change, which further impacts the calculation of the Acquired Fund (Investment Fund) Fees and Expenses. Generally, management fees payable to Investment Managers of the Investment Funds will range from 0.50% to 3.00% (annualized) of the average net asset value of the Fund’s investment in such Investment Funds. In addition, most Investment Managers charge incentive compensation based on a percentage of the appreciation of the applicable Investment Fund over a specific performance period.  Such percentage typically ranges from 15.00% to 30.00%, although it is possible that such range may be exceeded for certain Investment Managers.  Actual Acquired Fund (Investment Fund) Fees and

Expenses in the future may be substantially higher or lower because the performance fees paid to some Investment Managers may fluctuate over time.  The amounts charged by the underlying Investment Funds are not paid to the Adviser or the Subadviser and represent the costs incurred indirectly by investing in the Investment Funds.

(8) The Fund’s existing Expense Limitation Agreement (as described below) expires on January 31, 2013.  The Adviser intends to propose to the Board a new Expense Limitation Agreement that would increase the current expense cap by 0.25% to account for the corresponding 0.25% increase in the Management Fee.  If the Board were to approve the increased expense cap, the Total Annual Expenses After Expense Reimbursement would be 6.22% and 5.47% for Class A and Class I Shares After Amendments, respectively, and the Expense Reimbursement for each Class After Amendments would be 0.28%.  However, there can be no guarantee that the Board will accept such a proposal or that an Expense Limitation Agreement will be renewed in any form beyond its expiration date.

(9) The “Total Annual Expenses” disclosed above will differ significantly from the ratio of expenses to average net assets (i.e., the Fund’s expense ratio) that will be included in the financial statements in the Fund’s annual report because (a) the Fund’s financial statements will depict the Fund’s expenses and (b) the Fund’s financial statements will not include the portion of Acquired Fund (Investment Fund) Fees and Expenses that represent costs incurred at the Investment Fund level, as required to be disclosed in the above table.  The Expense Limitation Agreement limits the Fund's annualized ordinary fund-wide operating expenses to 2.00% through January 31, 2013.  Class I Interests have no class-specific expenses.  Members holding Class A Interests will pay (in addition to up to 2.00% in fund-wide expenses) an additional annualized amount of up to 0.75% (the Investor Distribution and Servicing Fee), for a total of up to 2.75%.  Ordinary fund-wide operating expenses exclude the Fund's borrowing and other investment-related costs, Investment Fund and Investment Manager fees and expenses, the Fund’s Performance Allocation (if any), taxes, litigation and indemnification expenses, judgments and other extraordinary expenses not incurred in the ordinary course of the Fund's business.  Ordinary fund-wide operating expenses include, for the avoidance of doubt, the Management Fee, the Fund's start-up, offering and organizational expenses.  Accordingly, in addition, the Adviser is permitted to recover from the Fund expenses it has borne (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s ordinary fund-wide operating expenses (exclusive of the Investor Distribution and Servicing Fee charged to Class A Interests) fall below the annualized rate of 2.00% per year.  The Fund, however, is not obligated to pay any such amount more than three years after the end of the fiscal year in which the Adviser deferred a fee or reimbursed an expense.  Any such recovery by the Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

Example

The Examples assume (i) a $1,000 investment in the Fund for the time periods indicated, (ii) a 5% return each year and (iii) that the Fund’s operating expenses remain the same.

Although actual costs may be higher or lower, based on these assumptions, a Member would pay the following expenses if the Member subsequently tendered for repurchase its Interests/Shares in full at the end of those periods:

Cumulative Expenses Paid for the Period of:

A Member would pay the following expenses on a $1,000 investment, assuming a 5% annual return throughout the periods	1 Year	3 Years	5 Years	10 Years
Class A Interests Before Amendments	$77	$217	$369	$815
Class A Shares After Amendments	$80	$227	$389	$871
Class I Interests Before Amendments	$57	$180	$314	$706
Class I Shares After Amendments	$60	$190	$334	$759

The Examples include the Performance Allocation.  A greater rate of return than that used in the Examples would increase the amount of certain fees and expenses paid by the Fund, including the Performance Allocation.

The Examples are based on the Fund’s estimated total annual expenses.  The purpose of the Examples is to assist a Member of the Fund in understanding the various costs and expenses that a Member of the Fund will bear directly or indirectly following the Amendments.  The Examples are based on the fees and expenses set forth above including the Acquired Fund Fees and Expenses and, with respect to Class A Interests, the Class A Interest Placement Fee and the Investor Distribution and Servicing Fee, and should not be considered a representation of future expenses.  Actual expenses may be higher or lower than those shown.  The rate of return of the Fund may be greater or less than the hypothetical 5.00% return used in the Examples.

AMENDED AND RESTATED LLC AGREEMENT

Background

The Amended and Restated Limited Liability Company Agreement (the “Amended and Restated LLC Agreement”) is anticipated to be effective on January 1, 2013, which coincides with the date on which the Fund is anticipated to elect to be treated as a corporation and as a RIC for federal income tax purposes.  The changes relating to the tax conversion do not require Member approval.  A form of the Fund’s Amended and Restated LLC Agreement, marked to show the amendments, is attached hereto as Exhibit E.

Current Partnership Tax Treatment

The Fund is currently classified as a partnership for federal income tax purposes, and it invests largely in other funds that are also classified as partnerships for U.S. federal income tax purposes.  As a result of this classification, the Fund is not subject to any federal income tax.  Instead, each Member is treated for federal income tax purposes as receiving an allocable share of the Fund’s income and other tax items, regardless of whether or not the Fund makes any distributions to the Members.  Because the Fund is treated as a partnership for federal income tax purposes, the Fund delivers to its Members information about their allocations of income, gain, loss, deduction and credits for tax purposes on Internal Revenue Service (“IRS”) Schedule K-1 (not Form 1099).  In light of the Fund’s investments in numerous Investment Funds that are themselves classified as partnerships for federal income tax purposes, the Fund generally does not receive tax information from such Investment Funds in time for Members to file their returns without requesting an extension of the time to file from the IRS or state taxing agencies.  Accordingly, this has the potential to result in the Members needing to obtain extensions of time to file their tax returns.

RIC Tax Treatment

The Fund’s election to be classified as a corporation and to be treated as a RIC for federal income tax purposes would result in a change in the tax treatment of the Fund and Members, as described below.  The Members will receive information about their income and gain with respect to the Fund on Form 1099, which will be sent to the Members, as required, by February 15th of each year.

In order to qualify each year as a RIC under the Code and to avoid paying federal income and excise tax on its income, the Fund must satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net income (including both investment company taxable income and net tax-exempt interest income) and net short-term capital gains (after reduction by net long term capital losses and any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code.  If it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Fund will not be subject to federal income tax on income paid to its Members in the form of dividends or capital gains distributions.

To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. The Fund must also distribute to Members at least 90% of its investment company taxable income and 90% of its net tax-exempt interest income for each taxable year.  The Fund’s Board has approved an automatic dividend reinvestment plan (“DRP”) under which dividends distributed by the Fund will be reinvested in the Fund.  Members will have the ability to opt out of the DRP and thereby receive their distributed dividends in cash, in-kind or partly in cash and partly in-kind, as determined by the Fund.

The Fund must also satisfy certain requirements with respect to the diversification of its assets.  The Fund must have, at the close of each quarter of its taxable year, at least 50% of the value of its total assets represented by cash items, U.S. government securities, securities of other RICs, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund or more than 10% of the voting securities of that issuer. In addition, at those times, not more than 25% of the value of the Fund’s assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, or of two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

If the Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the Member as ordinary income.  Such distributions will be treated as qualified dividend income with respect to Members who are individuals and will be eligible for the dividends received deduction in the case of Members taxed as corporations, provided certain holding period requirements are met. In order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

At least annually, the Fund would distribute any net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) or, alternatively, retain all or a portion of the year’s net capital gain and pay federal income tax on the retained gain. If the Fund were to retain its capital gain, Members of record as of the end of the Fund’s taxable year would include their attributable share of the retained gain in their income for the year as long-term capital gain (regardless of holding period in the shares), and would be entitled to a tax credit or refund for the tax paid on their behalf by the Fund. Members of record for the retained capital gain would also be entitled to increase their tax basis in their shares by 65% of the allocated gain.  Distributions of the Fund’s net capital gain (“capital gain distributions”), if any, will be taxable to Members as long-term capital gain, regardless of their holding period in the shares. Distributions of the Fund’s net realized short-term gains would be taxable as ordinary income.  As described above, distributions to a Member will be reinvested in the Fund under the DRP unless the Member opts out of the DRP.

If, for any calendar year, the Fund’s total distributions exceed the Fund’s current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each Member up to the amount of the

Member’s basis in his or her shares and thereafter as gain from the sale of shares (assuming the shares are held as a capital asset). The amount treated as a tax-free return of capital will reduce the Member’s adjusted basis in his or her shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her shares.

With respect to a tax-exempt organization investing in the Fund, if the Fund qualifies as a RIC, dividends and other distributions paid by the Fund will not constitute UBTI, provided such tax-exempt organization has not borrowed money in connection with its investment in the Fund.

The Fund may invest, among other things, in the stock of PFICs.  A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. If the Fund does not make a QEF election or mark-to-market election as described below, the Fund will be subject to federal income tax on a portion of any “excess distribution” received on the stock of a PFIC or of any gain from disposition of that stock (collectively “PFIC Income”), plus interest thereon, even if the Fund distributes the PFIC Income as a taxable dividend to its Members. The balance of the PFIC Income will be included in the Fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its Members.

If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest on excess distributions, the Fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain -- which it may have to distribute to satisfy the RIC distribution requirement and avoid imposition of the excise tax -- even if the QEF does not distribute those earnings and gain to the Fund. In most instances it will be very difficult, if not impossible, to make this election because of the level of information needed from a PFIC in order to make the election.

The Fund may, and generally intends to, elect to “mark-to-market” its stock in any PFIC. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the Fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the Fund also would be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains (reduced by any prior deductions) with respect to that stock included by the Fund for prior taxable years under the election. The Fund’s adjusted basis in each PFIC’s stock with respect to which it has made this election will be adjusted to reflect the amounts of income included and deductions taken thereunder. The reduced rates for “qualified dividend income” are not applicable to: (i) dividends paid by a foreign corporation that is a PFIC; (ii) income inclusions from a QEF election with respect to a PFIC; and (iii) ordinary income from a “mark-to-market” election with respect to a PFIC.

The Fund may also invest in other investment funds treated as partnerships for U.S. federal income tax purposes.  In such cases, the Fund will be treated as receiving its proportionate share of each item of gross income earned by the partnership and must look through to the character of such items of gross income earned by the partnership in applying the RIC qualifying income test.  Income derived by the Fund from an investment in a partnership is treated as qualifying income for RIC purposes only to the extent such income is attributable to items of partnership income that would be qualifying income if received directly by the Fund.  Although some hedge fund strategies (e.g., long-short equity funds) generate income that would be qualifying income for RIC purposes, other strategies (e.g., commodity funds, energy funds and real estate funds) produce income that would not be good income for RIC purposes.  Similarly, the Fund would look through the partnership to the partnership’s underlying assets for purposes of analyzing the Fund’s asset diversification.  The Fund will closely monitor its investments in funds that are treated as partnerships in order to assure the Fund’s compliance with Subchapter M requirements.

Selling Members will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Member’s adjusted tax basis in the shares sold. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less (in 2012, 35%), or (ii) through 2012, 15% for gains recognized on the sale of capital assets held for more than one year (as well as any capital gain distributions) (0% for individuals in the 10% or 15% tax brackets). Any loss on a disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to those shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the Member’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of shares will be disallowed to the extent those shares are replaced by other shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the shares (whether through the reinvestment of distributions or otherwise). In that event, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

The foregoing briefly summarizes some of the important federal income tax consequences to Members of the Fund if the Fund elects to be and qualifies as a RIC.  This summary reflects the federal tax law as of the date of this Information Statement, and does not address special tax rules applicable to certain types of investors, such as corporate and foreign investors.  Unless otherwise noted, this discussion assumes that an investor is a United States person and holds shares as a capital asset.  This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other federal, state or local tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

The key differences between the Existing LLC Agreement of the Fund and the Amended and Restated LLC Agreement are summarized in the chart below.

EXISTING LLC AGREEMENT	AMENDED AND RESTATED LLC AGREEMENT
The fiscal year and tax year of the Fund end on March 31 and December 31, respectively.	The fiscal and tax year both end on March 31.
Provisions related to maintaining the Fund’s classification as a partnership for federal income tax purposes.	Eliminated.
Provisions relating to Capital Contributions; maintenance of Capital Accounts; Allocation of Profits and Losses; Tax Allocations; Distributions; and Withholding Taxes.	Eliminated and replaced with new provisions related to the issuance of shares.
Provisions relating to allocation of Performance Allocation and Special Member Account.	Eliminated.
None	Provisions related to distributions to Members and a dividend reinvestment plan added.
Provisions related to the Tax Matters Partner and certain partnership tax elections.	Eliminated.

By Order of the Board of Managers
/s/ Adam Taback
Name:	Adam Taback
Title:	President
Dated:	July 25, 2012